Exhibit 99.1

GROUP AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Allot Ltd., a corporation organized under the laws of Israel (the “Company”);

WHEREAS, Outerbridge Capital Management, LLC, Outerbridge Partners, LP, Outerbridge Special Opportunities Fund II, LP, Outerbridge Partners GP, LLC, Outerbridge Special Opportunities GP II, LLC, Rory Wallace (collectively, “Outerbridge”), QVT Family Office Fund LP, QVT Associates GP LLC, QVT Financial LP, and QVT Financial GP LLC (collectively “QVT”, and together with Outerbridge, the “Group”) wish to form a group for the purposes of enhancing stockholder value at the Company and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 19th day of April 2021 by the parties hereto:

1.In the event that the Group becomes obligated to file a statement on Schedule 13D while this agreement (the “Agreement”) is in effect, in accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Group agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”) of (i) any of their purchases or sales of securities of the Company; or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

3.Each of the undersigned agrees to form the Group for the purpose of enhancing stockholder value at the Company.

4.The relationship of the parties hereto as described herein shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

5.This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

6.This Agreement is governed by and will be construed in accordance with the laws of the State of New York. Any legal action or proceeding arising out of the provisions of this Agreement or the parties’ investment in the Company shall be brought and determined in the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

7.The parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 6 which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 3 or as otherwise agreed to by the parties. Notwithstanding the foregoing, at any time prior to the filing by the Group of an initial Schedule 13D, any party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by email to Andrew Freedman at Olshan at afreedman@olshanlaw.com.

8.Each party acknowledges that Olshan shall act as counsel for both the Group and Outerbridge relating to their investment in the Company.

9.The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.

10.Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D that may in the future be required to be filed under applicable law.

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the day and year first above written.

OUTERBRIDGE CAPITAL MANAGEMENT, LLC

By:	/s/ Rory Wallace
	Name:	Rory Wallace
	Title:	Managing Member

OUTERBRIDGE PARTNERS, LP

By:	Outerbridge Partners GP, LLC, its general partner

By:	/s/ Rory Wallace
	Name:	Rory Wallace
	Title:	Managing Member

OUTERBRIDGE SPECIAL OPPORTUNITIES FUND II, LP

By:	Outerbridge Special Opportunities GP II, LLC, its general partner

By:	/s/ Rory Wallace
	Name:	Rory Wallace
	Title:	Managing Member

OUTERBRIDGE PARTNERS GP, LLC

By:	/s/ Rory Wallace
	Name:	Rory Wallace
	Title:	Managing Member

OUTERBRIDGE SPECIAL OPPORTUNITIES GP II, LLC

By:	/s/ Rory Wallace
	Name:	Rory Wallace
	Title:	Managing Member

/s/ Rory Wallace
RORY WALLACE

QVT FAMILY OFFICE FUND LP

By:	QVT Associates GP LLC, its general partner

By:	/s/ Dan Gold
	Name:	Dan Gold
	Title:	Managing Member

By:	/s/ Tracy Fu
	Name:	Tracy Fu
	Title:	Managing Member

QVT ASSOCIATES GP LLC

By:	/s/ Dan Gold
	Name:	Dan Gold
	Title:	Managing Member

By:	/s/ Tracy Fu
	Name:	Tracy Fu
	Title:	Managing Member

QVT FINANCIAL LP

By:	QVT Financial GP LLC, its general partner

By:	/s/ Dan Gold
	Name:	Dan Gold
	Title:	Managing Member

By:	/s/ Tracy Fu
	Name:	Tracy Fu
	Title:	Managing Member

QVT FINANCIAL GP LLC

By:	/s/ Dan Gold
	Name:	Dan Gold
	Title:	Managing Member

By:	/s/ Tracy Fu
	Name:	Tracy Fu
	Title:	Managing Member